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March 7, 2003



Toyota Auto Finance Receivables LLC
Toyota Motor Credit Corporation
Toyota Auto Receivables Trusts
19300 Gramercy Place
Torrance, California 90509

     Re:  Toyota Auto Finance Receivables LLC
          Toyota Motor Credit Corporation
          Toyota Auto Receivables Trusts
          Amendment No. 1 to Registration Nos. 333-103406 and 333-103406-01 and Post-Effective Amendment No. 2 to Registration Nos. 333-74872 and 333-74872-01

Ladies and Gentlemen:

     We have acted as special counsel to Toyota Auto Finance Receivables LLC ("TAFR LLC"), a Delaware limited liability company and a wholly owned limited purpose subsidiary of Toyota Motor Credit Corporation ("TMCC"), a California corporation, and certain trusts (the "Trusts"), all of the beneficial ownership of which will initially be owned by TAFR LLC (together with TAFR LLC, each an "Issuer"), in connection with the proposed issuance of $7,500,000,000 aggregate principal amount of asset-backed notes (the "Notes") and/or asset-backed certificates (the "Certificates") to be offered pursuant to the above-referenced registration statements on Form S-3 (such registration statements as amended, the "Registration Statements") relating to the Notes and Certificates. The Registration Statements have been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes will be issued under and pursuant to the indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The indenture in the form filed with the Securities and Exchange Commission on February 24, 2003, as an exhibit to the Registration Statement for Registration Nos. 333-103406 and 333-103406-01, is herein referred to as the "Indenture." The Certificates will be issued under and pursuant to a pooling and servicing agreement or sale and servicing agreement for each series, each between the applicable Issuer, the administrator (as defined therein, the "Administrator") and the trustee (as defined therein, the "Trustee"). The pooling and

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O'MELVEMY & MYERS LLP
March 7, 2003 - Page 2


servicing agreement in the form filed with the Securities and Exchange Commission on February 24, 2003, as an exhibit to the Registration Statement for Registration Nos. 333-103406 and 333-103406-01, is herein referred to as the "Pooling and Servicing Agreement." The sale and servicing agreement in the form filed with the Securities and Exchange Commission on February 24, 2003, as an exhibit to the Registration Statement for Registration Nos. 333-103406 and 333-103406-01, is herein referred to as the "Sale and Servicing Agreement".

     In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of the Issuers, the form of Indenture included as an exhibit to the Registration Statements, the forms of Notes included as exhibits to such form of Indenture, the form of Pooling and Servicing Agreement included as an exhibit to the Registration Statements, the form of Sale and Servicing Agreement included as an exhibit to the Registration Statements, the forms of Certificates included as exhibits to such form of Pooling and Servicing Agreement and form of Sale and Servicing Agreement, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that each Indenture, Pooling and Servicing Agreement and Sale and Servicing Agreement, as applicable, as completed for each series will be duly authorized, executed and delivered by each of the respective parties thereto; that the Notes and Certificates as completed for each series, as applicable, will be duly authorized, executed and delivered substantially in the forms contemplated by the Indenture or Pooling and Servicing Agreement or the Sale and Servicing Agreement, as applicable; and the Notes and Certificates for each series will be sold as described in the Registration Statements.

     In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the United States Internal Revenue Code of 1986, as amended, (the "Code") nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.

     As special tax counsel to TAFR LLC and the Trusts, we have advised TAFR LLC and the Trusts with respect to certain federal income tax aspects of the proposed issuance of the Notes and the Certificates after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of the Notes and Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Notes and Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate.

     This opinion set forth above is based on relevant provisions of the Code, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

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O'MELVEMY & MYERS LLP
March 7, 2003 - Page 3


     We consent to the filing of this letter as an exhibit to the Registration Statements and to the reference to this firm under the heading "Certain Federal Income Tax Consequences" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statements, including this exhibit.


                                            Respectfully submitted,


                                            /s/ O'Melveny & Myers LLP